PROSPECTUS SUPPLEMENT
(To Prospectus Dated July 17, 2002)

[graphic omitted]







                                3,000,000 Shares


                              Toll Brothers, Inc.

                                  Common Stock

                                $28.95 per share

                                ----------------

   We are selling 3,000,000 shares of our common stock. Our common stock is listed on the New York Stock Exchange and the Pacific Exchange under the symbol "TOL." The last reported sale price of our common stock on the New York Stock Exchange on August 12, 2003 was $29.55 per share.

                                ----------------

   Investing in our common stock involves risks. See "Risk Factors" beginning on page S-3 of this prospectus supplement and on page 4 of the accompanying prospectus.

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                ----------------


                                                         Per Share      Total
                                                         ---------   -----------
Public Offering Price ...............................     $28.95     $86,850,000
Underwriting Discount ...............................     $  .15     $   450,000
Proceeds to Toll Brothers, Inc. (before expenses) ...     $28.80     $86,400,000


   We have granted the underwriter an option exercisable for up to 30 days from the date of this prospectus supplement to purchase up to 300,000 additional shares of common stock at the public offering price less the underwriting discount to cover overallotments.

   The underwriter expects to deliver the shares to purchasers on or about August 18, 2003.

                                ----------------


                                   Citigroup




           The date of this prospectus supplement is August 13, 2003

   This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering of common stock and other matters relating to us and our financial condition. The second part, the prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to the common stock we are offering. To the extent the information in this prospectus supplement differs from information in the accompanying prospectus, you should rely on the information in the prospectus supplement.

   You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date on the front of this prospectus supplement and the accompanying prospectus, as the case may be.

                               TABLE OF CONTENTS



                                                                            Page
                                                                            ----
                            PROSPECTUS SUPPLEMENT
Prospectus Supplement Summary ...........................................    S-1
Risk Factors ............................................................    S-3
Forward-Looking Statements ..............................................    S-6
Use of Proceeds .........................................................    S-6
Common Stock Price Range ................................................    S-7
Underwriting ............................................................    S-7
Legal Matters ...........................................................    S-9
Experts .................................................................    S-9

                                 PROSPECTUS
Summary .................................................................      2
Risk Factors ............................................................      4
Where You Can Find More Information  ....................................      8
Use of Proceeds .........................................................      9
Ratio of Earnings to Fixed Charges ......................................      9
Description of Debt Securities and Guarantees ...........................      9
Description of Capital Stock ............................................     21
Description of Warrants .................................................     25
Classified Board of Directors and Restrictions on Removal ...............     28
Plan of Distribution ....................................................     28
Legal Matters ...........................................................     31
Experts .................................................................     31

                         PROSPECTUS SUPPLEMENT SUMMARY

   In this prospectus supplement, the words "Toll Brothers," "Company," "we," "our" and "us" refer to Toll Brothers, Inc., and its subsidiaries unless the context otherwise requires.

   The following summary contains basic information about this offering. It may not contain all of the information that is important to you. The "Description of Capital Stock" section of the accompanying prospectus contains more detailed information about our common stock. The following summary is qualified in its entirety by reference to the more detailed information appearing elsewhere or incorporated by reference in this prospectus supplement and in the accompanying prospectus. Unless we indicate otherwise, the information in this prospectus supplement assumes the underwriter's overalloment option is not exercised.

                              Toll Brothers, Inc.

   Toll Brothers, Inc., through its subsidiaries, designs, builds, markets and arranges financing for single-family detached and attached homes in middle-income and high-income residential communities. We cater to the move-up, empty-nester and age-qualified home buyer. We currently conduct operations in 21 states and six regions around the United States. Our communities are generally located on land we have developed or acquired fully approved and, in some cases, improved. We market our homes primarily to middle-income and upper-income buyers. We emphasize high quality construction and customer satisfaction. We also operate our own land development, architectural, engineering, mortgage, title, golf course development and management, security monitoring, landscape, cable T.V., broadband internet access, lumber distribution, house component assembly and manufacturing operations.

   At October 31, 2002, we were operating in 243 communities containing over 21,800 home sites which we owned or controlled through options. Of the 243 communities, 170 were offering homes for sale, 34 had not yet opened for sale and 39 were sold out but all home deliveries had not been completed. At October 31, 2002, we also owned or controlled through options approximately 19,000 home sites in 157 proposed communities. We expect to have between 185 and 190 selling communities by October 31, 2003. Of the approximately 40,800 lots owned or controlled through options at October 31, 2002, we owned approximately 25,800 of them.

   At October 31, 2002, we were offering single-family detached homes at prices, excluding customized options, generally ranging from $233,000 to $1,493,000 with an average base sales price of $501,000. We were offering single-family attached homes at prices, excluding customized options, generally ranging from $166,000 to $622,000, with an average base sales price of $322,000. On average, home buyers added approximately 21% in options and lot premiums to the base price of homes delivered in fiscal 2002.

   For the fiscal year ended October 31, 2002, revenues from housing sales were approximately $2.28 billion (4,430 homes) as compared to $2.18 billion (4,358 homes) for fiscal 2001. New sales contracts were approximately $2.75 billion (5,113 homes) in fiscal 2002 as compared to $2.17 billion (4,366 homes) in fiscal 2001.

   In recognition of our achievements, we have received numerous awards from national, state and local homebuilder publications and associations. We are the only publicly traded national homebuilder to have won all three of the industry's highest honors: America's Best Builder (1996), the National Housing Quality Award (1995), and Builder of the Year (1988).

                                  The Offering


Shares of common stock offered (1)....    3,000,000 shares
Shares of common stock outstanding
 after this offering (1) .............    72,996,167 shares
Use of proceeds.......................    We intend to use the net proceeds for
                                          future
                                          growth through the acquisition of
                                          residential
                                          development property and for working
                                          capital.
New York Stock Exchange and Pacific
 Exchange symbol .....................    TOL

---------------

(1) The number of shares of common stock offered and to be outstanding immediately after this offering does not include:

     o shares of common stock that the underwriter has an option to purchase from us within 30 days of the date of this prospectus supplement; and

     o shares reserved for issuance under our various stock option plans and our employee stock purchase plan.

                                  RISK FACTORS

   Before purchasing our common stock, you should consider carefully the risks described below in this section, the risks described under the heading "Risk Factors" beginning on page 4 of the accompanying prospectus, the risks described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and the section entitled "Forward-Looking Statements" in this prospectus supplement. You should also consider all of the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment in the common stock offered by this prospectus supplement.

                       Risks Related to Our Common Stock

Our principal stockholders may effectively exercise control over matters requiring stockholder approval.

   As of August 12, 2003, Robert I. Toll and his affiliates owned, directly or indirectly, or had the right to acquire within 60 days, approximately 21% of the outstanding shares of our common stock, and his brother Bruce E. Toll and his affiliates owned, directly or indirectly, or had the right to acquire within 60 days, approximately 13% of the outstanding shares of our common stock. To the extent they and their affiliates vote their shares in the same manner, their combined stock ownership may effectively give them the power to elect all of our directors and control our management, operations and affairs. In addition, their ownership may discourage someone from making a significant equity investment in our company even if we needed the investment to operate our business. The large percentage of stock they own could also delay or prevent a change of control transaction that other stockholders may deem to be in their best interests, such as a transaction in which the other stockholders would receive a premium for their shares over their current trading prices.

Provisions in our organizational documents and under Delaware law could prevent a third party from acquiring us or limit the price investors might be willing to pay for shares of our common stock.

   Provisions of the Delaware General Corporation Law, or DGCL, our certificate of incorporation and our bylaws could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us even if doing so would be beneficial to our stockholders. These provisions could delay or prevent a change in control and could limit the price that investors might be willing to pay in the future for shares of our common stock. Our certificate of incorporation and our bylaws provide for a board of directors comprised of three classes of directors with staggered terms of office, provide that directors can be removed only for cause and with stockholder approval, and impose various procedural and other requirements that could make it more difficult for stockholders to effect corporate actions. See "Classified Board of Directors and Restrictions on Removal" in the accompanying prospectus.

   Our certificate of incorporation also authorizes our board of directors to issue preferred stock without stockholder approval. Depending on the rights and terms of any series of preferred stock issued, and the reaction of the market to the series, your rights or the value of your common stock could be negatively affected. For example, subject to applicable law, the board of directors could create a series of preferred stock with preferential rights to dividends or assets upon liquidation, or with superior voting rights to the existing common stock. The ability of our board of directors to issue preferred stock could also prevent or delay a third party from acquiring us.

   We also have a stockholder rights plan that would make it prohibitively expensive and burdensome for a third party to acquire us without the approval of our board of directors. See "Description of Capital Stock--Common Stock" in the accompanying prospectus.

   We are also subject to the anti-takeover provisions of Section 203 of the DGCL, which prohibits Delaware corporations from engaging in business combinations specified in the statute with an interested stockholder, as defined in the statute, for a period of three years after the date of the transaction in which the person first becomes an interested stockholder, unless specified exceptions are met. The application of Section 203 of the DGCL could have the effect of delaying or preventing a change of control of us.

The market price of our common stock has fluctuated and may fluctuate in the future and could trade at prices below the offering price.

   Over the past 12 months, the price of our common stock has ranged from $17.63 to $32.13 per share. The market price of our common stock may fluctuate in response to a number of factors, including:

     o market perceptions of our prospects and the prospects of the homebuilding industry in general;

     o differences between our actual financial and operating results and those expected by analysts and existing and potential investors;

     o  actual or anticipated fluctuations in our results of operations;

     o  changes in analysts' recommendations or projections;

     o  changes in general valuations for homebuilding companies;

     o  changes in general economic or market conditions; and

     o  broad market fluctuations.

In addition, the terrorist attacks of September 11, 2001, the subsequent terrorism concerns and the recent hostilities in the Middle East have contributed to significant instability in the U.S. and other global financial equity markets and may contribute to further instability. Any of these factors could result in our common stock trading at prices significantly below the offering price. As a result, you could lose some or all of your investment.

Our issuance of additional shares of common stock could result in a lowering of our stock price.

   The shelf registration to which this prospectus supplement relates allows us to issue $750 million aggregate initial offering price of our securities, which may include common stock. The potential future issuance of additional shares of common stock could create a market overhang that results in a lower price for our common stock.

The market price of our common stock could be adversely affected by sales of substantial amounts of our common stock in the public markets.

   Our largest stockholders, Robert I. Toll and Bruce E. Toll, and other affiliates could sell a substantial number of shares of our common stock in the public market, either pursuant to exemptions afforded to affiliates under Rule 144 under the Securities Act or pursuant to an effective registration statement. During any three-month period, an affiliate may sell under Rule 144 of the Securities Act the greater of 1% of the number of shares of common stock then outstanding and the average weekly trading volume of our common stock on the New York Stock Exchange and the Pacific Exchange during the four calendar weeks preceding the filing of a required notice of such sale. Such sales by our largest stockholders, sales by other stockholders or the perception that such sales might occur, could have a material adverse effect on the price of our common stock or could impair our ability to obtain capital through an offering of equity securities.

                         Risks Related to Our Business

Our substantial indebtedness and ability to incur additional indebtedness could adversely affect our financial condition.

   We have a significant amount of indebtedness. As of April 30, 2003, we had total outstanding indebtedness of approximately $1.34 billion.

   Our substantial indebtedness could have important consequences to you. For example, it could:

     o increase our vulnerability to general adverse economic and industry conditions;

     o limit our ability to borrow money or sell stock to fund future working capital, capital expenditures, debt service requirements and other general corporate requirements;

     o require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing our ability to use our cash flow for other purposes;

     o limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

     o make it more difficult for us to meet our debt service obligations in the event that there is a substantial increase in interest rates because our indebtedness under our bank credit facilities bears interest at fluctuating rates;

     o place us at a competitive disadvantage compared to our competitors that have less debt; and

     o limit, along with the financial and other restrictive covenants in our indebtedness, among other things, our ability to borrow additional funds. Failing to comply with those covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on us.

   The indentures governing the senior notes of Toll Brothers Finance Corp. and the senior subordinated notes of Toll Corp., as well as the terms and conditions of our bank credit facilities, impose restrictions on our operations and activities and require us to comply with financial covenants.
If we fail to comply with any of these restrictions or covenants, the trustees or the banks, as appropriate, could cause our debt to become due and payable before maturity. In addition, each of the indentures governing the senior notes of Toll Brothers Finance Corp. and the senior subordinated notes of Toll Corp., as well as the terms and conditions of our bank credit facilities, contain cross default provisions which, in general, have the effect that a default under any one of these instruments will constitute a default under all of them. In the event of such a default, it is unlikely that we would be able to repay all of this outstanding indebtedness simultaneously.

   If we incur additional debt, it could intensify the risks described above. The terms of our indentures do not fully prohibit us from incurring substantial additional indebtedness. At July 31, 2003, we had a $575 million unsecured revolving credit facility with 17 banks which extends to March 2006. At July 31, 2003, we had no borrowings against the facility and approximately $108.1 million of letters of credit outstanding under the facility. If new debt is added to our current debt levels, the related risks that we now face could intensify.

If we experience shortages of labor and supplies or other circumstances beyond our control, there could be delays or increased costs in developing our communities, which would adversely affect our operating results.

   Our ability to develop residential communities may be affected by circumstances beyond our control, including: work stoppages, labor disputes and shortages of qualified trades people, such as carpenters, roofers, electricians and plumbers; lack of availability of adequate utility infrastructure and services; our need to rely on local subcontractors who may not be adequately capitalized or insured; and shortages or fluctuations in prices of building materials. Any of these circumstances could give rise to delays in the start or completion of, or increase the cost of, developing one or more of our residential communities. We may not be able to recover these increased costs by raising our home prices because, typically, the price for each home is set months prior to delivery in a home sale contract with the customer. If that happens, our operating results could be harmed. Additionally, we may be limited in the amount we can raise sales prices by our customers' willingness to pay higher prices.

   We are subject to one collective bargaining agreement that covers less than 5% of our employees. We have not experienced any work stoppages due to strikes by unionized workers, but we cannot assure you that there will not be any work stoppages due to strikes or other job actions in the future. We use independent contractors to construct our homes. At any given point in time, some or all of these subcontractors may be unionized.

                           FORWARD-LOOKING STATEMENTS

   Some of the information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein may contain forward-looking statements. They contain words like "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "may," "can," "could," "predict," "potential," "continue," "might" and other words or phrases of similar meaning in connection with any discussion of future operating or financial performance. Such statements include information relating to anticipated operating results, financial resources, changes in revenues, changes in profitability, interest expense, growth and expansion, anticipated income to be realized from our investments in joint ventures and the Toll Brothers Realty Trust Group, the ability to acquire land, the ability to gain approvals and to open new communities, the ability to sell homes and properties, the ability to deliver homes from backlog, the average delivered price of homes, the ability to secure materials and subcontractors, the ability to maintain the liquidity and capital necessary to expand and take advantage of opportunities in the future, and stock market valuations. These forward-looking statements are subject to certain risks and uncertainties, including those described in the "Risk Factors" section of this prospectus supplement and the "Risk Factors" section of the accompanying prospectus. Additional risks that may affect our future performance are included elsewhere in this prospectus supplement, the accompanying prospectus and in our other filings with the SEC. When considering forward-looking statements, you should keep in mind these risk factors and other cautionary statements. Forward-looking statements speak only as of the date made and you should not place undue reliance thereon.

   Any or all of the forward-looking statements included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or in any reports or public statements made by us may turn out to be inaccurate. This can occur as a result of incorrect assumptions or as a consequence of known or unknown risks and uncertainties. Many factors mentioned in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein, such as government regulation and the competitive environment, will be important in determining our future performance. Consequently, actual results may differ materially from those that might be anticipated from our forward-looking statements.

   We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto, should be consulted. The above-referenced risks, uncertainties and possible inaccurate assumptions relevant to our business include factors we believe could cause our actual results to differ materially from expected and historical results. Other factors beyond those referenced above, including factors unknown to us and factors known to us which we have not determined are material, could also adversely affect us.

                                USE OF PROCEEDS

   We will use the net proceeds from the sale of common stock in this offering for future growth through the acquisition of residential development property and for working capital.

   Pending these applications, we expect to invest the net proceeds in high-grade, short-term, marketable, interest-bearing securities.

                            COMMON STOCK PRICE RANGE

   Our common stock is listed on the New York Stock Exchange and the Pacific Exchange under the trading symbol "TOL." The table below sets forth for the periods indicated the intra-day high and low sales prices of our common stock as reported on the New York Stock Exchange. Share prices have been adjusted for a two-for-one stock split in March 2002. As of the close of business on August 12, 2003, we had 69,996,167 common shares outstanding.


                                                                  High      Low
                                                                 ------   ------
Fiscal year ended October 31, 2001
 First quarter ..............................................    $22.63   $15.60
 Second quarter .............................................     19.85    16.20
 Third quarter ..............................................     22.07    15.20
 Fourth quarter .............................................     20.12    12.93

Fiscal year ended October 31, 2002
 First quarter ..............................................    $23.20   $15.42
 Second quarter .............................................     30.20    20.93
 Third quarter ..............................................     31.80    20.81
 Fourth quarter .............................................     27.20    17.76

Fiscal year ending October 31, 2003
 First quarter ..............................................    $21.92   $18.85
 Second quarter .............................................     23.65    17.63
 Third quarter ..............................................     32.13    22.64
 Fourth quarter (through August 12) .........................     29.60    25.67


                                  UNDERWRITING

   Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, Citigroup Global Markets Inc. has agreed to purchase, and we have agreed to sell to Citigroup Global Markets Inc., the number of shares set forth on the cover of this prospectus supplement.

   The underwriting agreement provides that the obligation of the underwriter to purchase the shares included in this offering is subject to approval of legal matters by counsel and to other conditions. The underwriter is obligated to purchase all the shares (other than those covered by the overallotment option described below) if it purchases any of the shares.

   The underwriter proposes to offer some of the shares directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the shares to dealers at the public offering price less a concession not to exceed $0.05 per share. The underwriter may allow, and dealers may reallow, a concession not to exceed $0.05 per share on sales to other dealers. If all of the shares are not sold at the initial offering price, the underwriter may change the public offering price and the other selling terms.

   We have granted to the underwriter an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 300,000 additional shares of common stock at the public offering price less the underwriting discount. The underwriter may exercise the option solely for the purpose of covering overallotments, if any, in connection with this offering.

   Messrs. Robert I. Toll and Bruce E. Toll and we have agreed that, for a period of 45 days from the date of this prospectus supplement, we and they will not, subject to certain exceptions, including the issuance of shares in connection with the acquisition of property or other assets, without the prior written consent of Citigroup, dispose of, whether by actual disposition or effective economic disposition due to cash settlement or otherwise, any shares of our common stock or any securities convertible into or exchangeable for our common stock. Citigroup in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.

   The underwriter has represented, warranted and agreed that:

     o it has not offered or sold and, prior to the expiry of a period of six months from the closing date, will not offer or sell any shares included in this offering to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

     o it has only communicated and caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 ("FSMA")) received by it in connection with the issue or sale of any shares included in this offering in circumstances in which section 21(1) of the FSMA does not apply to us;

     o it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares included in this offering in, from or otherwise involving the United Kingdom; and

     o the offer in The Netherlands of the shares included in this offering is exclusively limited to persons who trade or invest in securities in the conduct of a profession or business (which include banks, stockbrokers, insurance companies, pension funds, other institutional investors and finance companies and treasury departments of large enterprises).

   The common stock is listed on the New York Stock Exchange and the Pacific Exchange under the symbol "TOL."

   The following table shows the underwriting discounts that we are to pay to the underwriter in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriter's option to purchase additional shares of common stock.

                                                             Paid by Toll Brothers, Inc.
                                                             ---------------------------
                                                             No Exercise   Full Exercise
                                                             -----------   -------------
        Per share .......................................     $    .15        $    .15
        Total ...........................................     $450,000        $495,000


   In connection with the offering, the underwriter may purchase and sell shares of common stock in the open market. These transactions may include short sales and stabilizing transactions. Short sales involve sales of common stock in excess of the number of shares to be purchased by the underwriter in the offering, which creates a short position. "Covered" short sales are sales of shares made in an amount up to the number of shares represented by the underwriter's overallotment option. In determining the source of shares to close out the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the overallotment option. Transactions to close out the covered short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the overallotment option. The underwriter may also make "naked" short sales of shares in excess of the overallotment option. The underwriter must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress.

   Any of these activities may have the effect of preventing or retarding a decline in the market price of the common stock. They may also cause the price of the common stock to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriter may conduct these transactions on the New York Stock Exchange, the Pacific Exchange or in the over-the-counter market, or otherwise. If the underwriter commences any of these transactions, it may discontinue them at any time.

   We estimate that the total expenses of this offering will be $150,000, which will be payable by us.

   The underwriter has performed investment banking and advisory services for us from time to time for which it has received customary fees and expenses. The underwriter may, from time to time, engage in transactions with and perform services for us in the ordinary course of its business. In particular, affiliates of the underwriter are agents and/or lenders under our $575 million unsecured revolving credit facility.

   A prospectus and prospectus supplement in electronic format may be made available on the websites maintained by the underwriter. The underwriter may agree to allocate a number of shares for sale to its online brokerage account holders. The underwriter will allocate shares to make Internet distributions on the same basis as other allocations. In addition, shares may be sold by the underwriter to securities dealers who resell shares to online brokerage account holders.

   We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriter may be required to make because of any of those liabilities.

                                 LEGAL MATTERS

   The validity of the common stock offered hereby will be passed upon for us by Wolf, Block, Schorr and Solis-Cohen LLP, Philadelphia, Pennsylvania and for the underwriter by Cahill Gordon & Reindel LLP, New York, New York.

                                    EXPERTS

   Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended October 31, 2002, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

PROSPECTUS
[graphic omitted]






                                  $750,000,000


                              TOLL BROTHERS, INC.
                                  Common Stock
                                Preferred Stock
                                    Warrants
                         Guarantees of Debt Securities


                                   TOLL CORP.

                         FIRST HUNTINGDON FINANCE CORP.

                               TOLL FINANCE CORP.
                                Debt Securities


   Toll Brothers, Inc. may offer any of the following securities from time to time:

   o common stock;

   o preferred stock;

   o warrants to purchase common stock or preferred stock issued by Toll Brothers, Inc. or debt securities issued by Toll Corp., First Huntingdon Finance Corp. or Toll Finance Corp.; and

   o guarantees of debt securities issued by Toll Corp., First Huntingdon Finance Corp. or Toll Finance Corp.

   Toll Corp., First Huntingdon Finance Corp. and Toll Finance Corp. may offer debt securities from time to time. Toll Corp., First Huntingdon Finance Corp. and Toll Finance Corp. are indirect, wholly-owned subsidiaries of Toll Brothers, Inc.

   Toll Brothers, Inc.'s common stock is listed on the New York Stock Exchange and the Pacific Exchange under the Symbol "TOL."

   You should consider carefully the risk factors beginning on page 4 of this prospectus before purchasing any securities offered by this prospectus.

   Each time we offer any of the securities described in this prospectus we will provide a prospectus supplement that will describe the specific price of the securities being offered and the other terms of the offering. You should read this prospectus and the applicable prospectus supplement carefully before you invest. This prospectus may not be used to sell any securities unless it is accompanied by the applicable prospectus supplement.
                                ----------------

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                 The date of this prospectus is July 17, 2002.

                                    SUMMARY

Toll Brothers, Inc.

   Toll Brothers, Inc., through its subsidiaries, designs, builds, markets and arranges financing for single-family homes in residential communities that include both detached and attached homes. We market our homes primarily to middle-income and upper- income buyers, catering to move-up, empty nester and age-qualified home buyers. We emphasize high quality construction and consumer satisfaction. We utilize our own land development, architectural, engineering, mortgage, title, security monitoring, landscape, cable TV, broadband Internet access, lumber distribution, house component assembly and manufacturing operations. We also own and operate golf courses in conjunction with several of our master planned communities. We currently operate in twenty-two states in six regions around the country. While we continue to explore additional geographic areas for expansion, our operations are currently conducted in major suburban residential areas of:

   o southeastern Pennsylvania and Delaware

   o central New Jersey

   o the Virginia and Maryland suburbs of Washington, D.C.

   o Baltimore County, Maryland

   o the Boston, Massachusetts metropolitan area

   o Rhode Island

   o southern New Hampshire

   o Fairfield and Hartford Counties, Connecticut

   o Westchester County, New York

   o the Los Angeles metropolitan area and San Diego, California

   o the San Francisco Bay area of northern California

   o Palm Springs, California

   o the Phoenix, Arizona metropolitan area

   o Raleigh and Charlotte, North Carolina

   o Dallas, Austin and San Antonio, Texas

   o the east and west coasts of Florida

   o Las Vegas, Nevada

   o Columbus, Ohio

   o Nashville, Tennessee

   o Detroit, Michigan

   o Chicago, Illinois

   o Denver, Colorado

   In recognition of its achievements, Toll Brothers, Inc. has received numerous awards from national, state and local homebuilder publications and associations. Toll Brothers, Inc. is the only publicly traded home builder to have won all three of the industry's highest honors: America's Best Builder
(1996), The National Housing Quality Award (1995), and Builder of the Year
(1988).

   Co-founded by Robert I. Toll and Bruce E. Toll, Toll Brothers, Inc. commenced its business operations, through predecessor entities, in 1967. Toll Brothers, Inc. is a Delaware corporation that was formed in May 1986.

   Toll Corp., First Huntingdon Finance Corp. and Toll Finance Corp. are indirect, wholly-owned subsidiaries of Toll Brothers, Inc. which were incorporated in Delaware in July 1987, July 1987 and October 1998, respectively. Neither Toll Corp., First Huntingdon Finance Corp. nor Toll Finance Corp. has any independent operations or generates any operating revenues other than providing financing to other subsidiaries of Toll Brothers, Inc. by lending the proceeds of its offerings of debt securities and related activities. There is no present intention to have Toll Corp., First Huntingdon Finance Corp. or Toll Finance Corp. engage in other activities.

Principal Executive Offices

   The principal executive offices of Toll Brothers, Inc., Toll Corp., First Huntingdon Finance Corp. and Toll Finance Corp. are located at 3103 Philmont Avenue, Huntingdon Valley, Pennsylvania 19006, and their telephone number is
(215) 938-8000.

About This Prospectus

   This prospectus describes securities that may be offered from time to time by Toll Brothers, Inc., Toll Corp., First Huntingdon Finance Corp. and Toll Finance Corp. This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process, which allows us to offer and sell any combination of the securities described in this prospectus in one or more offerings. Using this prospectus, Toll Brothers, Inc., Toll Corp., First Huntingdon Finance Corp. and Toll Finance Corp. may offer up to $750,000,000 worth of securities.

   This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will describe the specific terms of the securities we are offering. Each supplement will also contain specific information about the terms of the offering it describes. The prospectus supplement may also add to, update or change the information contained in this prospectus. In addition, as we describe below in the section entitled "Where You Can Find More Information," Toll Brothers, Inc. has filed and plans to continue to file other documents with the SEC that contain information about it and the business conducted by it and its subsidiaries. Before you decide whether to invest in any of the securities offered by this prospectus, you should read this prospectus, the prospectus supplement that further describes the offering of those securities and the information Toll Brothers, Inc. otherwise files with the SEC.

   When this prospectus or a supplement to this prospectus uses the words "we," "us" and "our," they refer to Toll Brothers, Inc. and its subsidiaries, including Toll Corp., First Huntingdon Finance Corp. and Toll Finance Corp., unless the context otherwise requires. The phrase "this prospectus" refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

                                  RISK FACTORS

   You should consider carefully the following risk factors, as well as all of the other information contained or incorporated by reference in this prospectus, before purchasing any securities offered in connection with this prospectus.

An Adverse Change in Economic Conditions Could Reduce the Demand For Homes and, as a Result, Could Reduce Our Earnings.

   Changes in national and regional economic conditions, as well as local economic conditions where we conduct our operations and where prospective purchasers of our homes live, can have a negative impact on our business. Adverse changes in employment levels, job growth, consumer confidence, housing demand, interest rates and population growth may reduce demand and depress prices for our homes. This, in turn, can reduce our earnings.

The Homebuilding Industry is Highly Competitive and, if Others are More Successful, Our Business Could Decline.

   We operate in a very competitive environment, which is characterized by competition from a number of other home builders in each market in which we operate. We compete with large national and regional homebuilders and with smaller local homebuilders for land, financing, raw materials and skilled management and labor resources. We also compete with the resale, or "previously owned," home market. Heavy competition could make it more difficult for us to acquire land at acceptable prices and cause us to increase our selling incentives and/or reduce our sales. An oversupply of homes available for sale could depress our home prices and adversely affect our operations. If we are unable to compete effectively in our markets, our business could decline.

If Land Is Not Available at Reasonable Prices, Our Sales and Earnings Could Decrease.

   Our operations depend on our ability to continue to obtain land for the development of our residential communities at reasonable prices. Changes in the general availability of land, competition for available land, availability of financing to acquire land, zoning, regulations that limit housing density and other market conditions may hurt our ability to obtain land for new residential communities. If land appropriate for development of our residential communities becomes less available because of these factors, or for any reason, the cost of land could increase and/or the number of homes that we build and sell could be reduced.

If the Market Value of Our Land Inventory Drops Significantly, Our Costs Could Increase and Our Profits Could Decrease.

   The market value of our land and housing inventories depends on market conditions. We acquire land for expansion into new markets and for replacement of land inventory and expansion within our current markets. If housing demand decreases below what we anticipated when we acquired our inventory, we may not be able to make profits similar to what we have made in the past, may experience less than anticipated profits and/or may not be able to recover our costs when we build and sell homes. We may have substantial inventory carrying costs or we may have to sell land or homes at a loss in the face of adverse market conditions.

Government Regulations May Delay the Completion of Our Communities, Increase Our Expenses or Limit Our Homebuilding Activities, Which Could Have a Negative Impact on Our Operations.

   We incur substantial costs related to compliance with legal and regulatory requirements. Any increase in legal and regulatory requirements may cause us to incur substantial additional costs, as discussed below. Various local, state and federal statutes, ordinances, rules and regulations concerning building, zoning, sales and similar matters apply to and/or affect the housing industry. This governmental regulation affects construction activities as well as sales activities, mortgage lending activities and other dealings with consumers. The industry also has experienced an increase in state and local legislation authorizing the acquisition, mainly by governmental, quasi-public and non-profit entities, of land as designated open space. We must obtain the approval of numerous governmental authorities in connection with our development activities, and these governmental authorities often have broad discretion in exercising their approval authority. We may be required to apply for additional approvals or the modification of our existing approvals because of changes in local circumstances or applicable law. Expansion of regulation in the housing industry has increased the time required to obtain the necessary approvals to begin construction and has prolonged the time between the initial acquisition of land or land options and the commencement and completion of construction. These delays can increase our costs and decrease our profitability.

   Municipalities may restrict or place moratoriums on the availability of utilities, such as water and sewer taps. In some areas, municipalities may enact growth initiatives, which will restrict the number of building permits available in a given year. If municipalities in which we operate take actions like these, it could have an adverse effect on our business by causing delays, increasing our costs or severely limiting our ability to operate in those municipalities.

Increases in Taxes or Government Fees Could Increase Our Costs and Adverse Changes In Tax Laws Could Reduce Customer Demand For Our Homes.

   Increases in real estate taxes and other local government fees, such as fees imposed on developers to fund schools, open space, road improvements, and/or low and moderate income housing, could increase our costs and have an adverse effect on our operations. In addition, increases in local real estate taxes could adversely affect our potential customers who may consider those costs in determining whether to make a new home purchase and decide, as a result, not to purchase one of our homes. In addition, any changes in the income tax laws that would reduce or eliminate tax incentives to homeowners could make housing less affordable or otherwise reduce the demand for housing, which in turn could reduce our sales and hurt our operating results.

Adverse Weather Conditions and Conditions in Nature Beyond Our Control Could Disrupt the Development of Our Communities, Which Would Harm Our Sales and Earnings.

   Adverse weather conditions and natural disasters, such as hurricanes, tornadoes, earthquakes, floods and fires can have serious effects on our ability to develop our residential communities. We also may be affected by unforeseen engineering, environmental or geological problems. Any of these adverse events or circumstances could cause delays in the completion of, or increase the cost of, developing one or more of our residential communities and, as a result, could harm our sales and earnings.

If We Experience Shortages of Labor and Supplies or Other Circumstances Beyond Our Control, There Could Be Delays or Increased Costs in Developing Our Communities, Which Would Adversely Affect Our Operating Results.

   Our ability to develop residential communities may be affected by circumstances beyond our control, including:

   o work stoppages, labor disputes and shortages of qualified trades people, such as carpenters, roofers, electricians and plumbers;

   o lack of availability of adequate utility infrastructure and services;

   o our need to rely on local subcontractors who may not be adequately capitalized or insured; and

   o shortages or fluctuations in prices of building materials.

Any of these circumstances could give rise to delays in the start or completion of, or increase the cost of, developing one or more of our residential communities. We may not be able to recover these increased costs by raising our home prices because, typically, the home price for each home is set months prior to delivery in a home sale contract with the customer. If that happens, our operating results could be harmed.

Product Liability Litigation and Warranty Claims that Arise in the Ordinary Course of Business May Be Costly, Which Could Adversely Affect Our Business.

   As a homebuilder, we are subject to construction defect and home warranty claims arising in the ordinary course of business. These claims are common in the homebuilding industry and can be costly. In addition, the costs of insuring against construction defect and product liability claims are high and the amount of coverage offered by insurance companies is currently limited. There can be no assurance that this coverage will not be further restricted and become more costly. If we are not able to obtain adequate insurance against these claims, we may experience losses that could hurt our business.

If We Are Not Able to Obtain Suitable Financing, Our Business May Decline.

   Our business and earnings depend substantially on our ability to obtain financing for the development of our residential communities, whether from bank borrowings or from sales of our debt or equity securities. If we are not able to obtain suitable financing, our costs could increase and our revenues could decrease, or we could be precluded from continuing our operations at current levels.

   Increases in interest rates can make it more difficult and/or expensive for us to obtain the funds we need to operate our business. The interest rate on our revolving credit facility fluctuates based on changes in short-term interest rates, the amount of borrowings we incur and the ratings that national rating agencies assign to our outstanding debt securities. Increases in interest rates generally and/or any downgrading in the ratings that national rating agencies assign to our outstanding debt securities would increase the interest rates we must pay on our debt securities and any such ratings downgrade could also make it more difficult for us to sell our debt securities.

If Our Potential Customers Are Not Able to Obtain Suitable Financing, Our Business May Decline.

   Our business and earnings also depend on the ability of our potential customers to obtain mortgages for the purchase of our homes. Increases in the cost of home mortgage financing could prevent our potential customers from purchasing our homes. In addition, where our potential customers must sell their existing homes in order to buy a home from us, increases in mortgage costs could prevent the buyers of our customers' existing homes from obtaining the mortgages they need to complete the purchase, which could result in our potential customers' inability to buy a home from us. If our potential customers or the buyers of our customers' existing homes are not able to obtain suitable financing, our sales and revenues could decline.

Our Principal Stockholders May Effectively Exercise Control Over Matters Requiring Stockholder Approval.

   As of June 10, 2002, Robert I. Toll and his affiliates owned, directly or indirectly, approximately 20.9% of Toll Brothers, Inc.'s common stock, and his brother Bruce E. Toll and his affiliates owned, directly or indirectly, approximately 12.7% of Toll Brothers, Inc.'s common stock. To the extent they and their affiliates vote their shares in the same manner, their combined stock ownership may effectively give them the power to elect all of the directors and control the management, operations and affairs of Toll Brothers, Inc. Their ownership may discourage someone from making a significant equity investment in Toll Brothers, Inc., even if we needed the investment to operate our business. The large percentage of stock they own could also delay or prevent a change of control transaction that other stockholders may deem to be in their best interests, such as a transaction in which the other stockholders would receive a premium for their shares over their current trading prices.

Our Business is Seasonal in Nature, So Our Quarterly Operating Results
Fluctuate.

   Our quarterly operating results typically fluctuate with the seasons. A significant portion of our home purchase contracts are entered into with customers in the winter and spring months. Construction on a customer's home typically proceeds after signing the contract and can require twelve months or more to complete. Weather-related problems may occur in the late winter and early spring delaying starts or closings or increasing costs and reducing profitability. In addition, delays in opening new communities or new sections of existing communities could have an adverse impact on home sales and revenues. Because of these factors, our quarterly operating results may be uneven and may be marked by lower revenues and earnings in some quarters.

Future Terrorist Attacks Against the United States or Increased Domestic or International Instability Could Have an Adverse Effect On Our Operations.

   In the weeks following the September 11, 2001 terrorist attacks, we experienced a sharp decrease in the number of orders for new homes and cancellation of many existing orders. Although new home purchases stabilized and subsequently recovered in the months after that initial period, a generalized economic uncertainty persists. Adverse developments in the war on terrorism, future terrorist attacks against the United States, or increased domestic or international instability could adversely affect our business.

                      WHERE YOU CAN FIND MORE INFORMATION

   Toll Brothers, Inc. is subject to the informational requirements of the Securities Exchange Act of 1934. In accordance with those requirements, Toll Brothers, Inc. files annual, quarterly and special reports, proxy statements and other information with the SEC. You can read and copy any document Toll Brothers, Inc. files with the SEC at the SEC's public reference room at the following location:

                                Judiciary Plaza
                             450 Fifth Street, N.W.
                             Washington, D.C. 20549

   You may obtain information on the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330. The SEC filings of Toll Brothers, Inc. are also available to the public from the SEC's Internet website at http://www.sec.gov. In addition, the common stock of Toll Brothers, Inc. is listed on the New York Stock Exchange and similar information concerning Toll Brothers, Inc. can be inspected and copied at the New York Stock Exchange, 20 Broad Street, 7th Floor, New York, New York 10005. The common stock of Toll Brothers, Inc. is also listed on the Pacific Exchange, but the Pacific Exchange does not have a public reference room for review of SEC filings of its listed companies.

   The SEC allows us to "incorporate by reference" into this prospectus the information Toll Brothers, Inc. files with the SEC. This means that we are permitted to disclose important information to you by referring you to other documents Toll Brothers, Inc. has filed with the SEC. We incorporate by reference in two ways. First, we list certain documents that Toll Brothers, Inc. has filed with the SEC. The information in these documents is considered part of this prospectus. Second, Toll Brothers, Inc. expects to file additional documents with the SEC in the future. The information in these documents, when filed, will update and supersede the current information included in or incorporated by reference in this prospectus. You should consider any statement contained in this prospectus or in a document which is incorporated by reference into this prospectus to be modified or superseded to the extent that the statement is modified or superseded by another statement contained in a later dated document that constitutes a part of this prospectus or is incorporated by reference into this prospectus. You should consider any statement which is so modified or superseded to be a part of this prospectus only as so modified or superseded.

   We incorporate by reference in this prospectus all the documents listed below and any filings Toll Brothers, Inc. makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before all the securities offered by this prospectus have been sold or de-registered:

   o The annual report on Form 10-K of Toll Brothers, Inc. filed with the SEC for the fiscal year ended October 31, 2001;

   o The quarterly reports on Form 10-Q of Toll Brothers, Inc. filed with the SEC for the fiscal quarters ended January 31, 2002 and April 30, 2002;

   o The current reports on Form 8-K of Toll Brothers, Inc. filed with the SEC on November 29, 2001, December 6, 2001, March 5, 2002 and July 2, 2002;

   o The description of the common stock of Toll Brothers, Inc. contained in its registration statement filed with the SEC on a Form 8-A dated June 19, 1986 registering the common stock under Section 12 of the Securities Exchange Act of 1934; and

   o The description of preferred stock purchase rights contained in the registration statement of Toll Brothers, Inc. filed with the SEC on June 19, 1997 on Form 8-A, as the same was amended by an amendment filed with the SEC on August 21, 1998 on Form 8-A/A, registering the preferred stock purchase rights under Section 12 of the Securities Exchange Act of 1934.

   We will deliver, without charge, to anyone receiving this prospectus, upon written or oral request, a copy of any document incorporated by reference in this prospectus but not delivered with this prospectus, but the exhibits to those documents will not be delivered unless they have been specifically incorporated by reference. Requests for these documents should be made to:
Director of Investor Relations, Toll Brothers,

Inc., 3103 Philmont Avenue, Huntingdon Valley, PA 19006, (215) 938-8000. We will also make available to the holders of the securities offered by this prospectus annual reports which will include audited financial statements of Toll Brothers, Inc. and its consolidated subsidiaries, including Toll Corp., First Huntingdon Finance Corp. and Toll Finance Corp. We do not expect that Toll Corp., First Huntingdon Finance Corp. or Toll Finance Corp. will be required to make filings with the SEC under Section 15(d) of the Securities Exchange Act of 1934.

   This prospectus is part of our "shelf" registration statement. Toll Brothers, Inc., Toll Corp., First Huntingdon Finance Corp. and Toll Finance Corp. have filed the registration statement with the SEC under the Securities Act of 1933 to register the securities that any of them may offer by this prospectus, including any applicable prospectus supplement. Not all of the information in the registration statement appears in this prospectus, or will appear in any prospectus supplement. You should refer to the registration statement and to the exhibits filed with the registration statement for further information about Toll Brothers, Inc., its consolidated subsidiaries, including Toll Corp., First Huntingdon Finance Corp. and Toll Finance Corp., and the securities offered by this prospectus.

                                USE OF PROCEEDS

   We intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include the acquisition of residential development properties, the repayment of our outstanding indebtedness, working capital or for any other purposes as may be described in an accompanying prospectus supplement.

                       RATIO OF EARNINGS TO FIXED CHARGES

   The following table shows the ratio of earnings to fixed charges of Toll Brothers, Inc. for the periods indicated:


                                                                                                                        Six Months
                                                                                                                           Ended
                                                                                        Year Ended October 31,           April 30,
                                                                                  ----------------------------------    -----------
                                                                                  1997   1998    1999   2000    2001    2001   2002
                                                                                  ----   ----    ----   ----    ----    ----   ----
Ratio, including collateralized
 mortgage financing(1)........................................................    3.81   4.35    3.89   4.53    4.92    4.24   3.98

------------
(1) For purposes of computing the ratio of earnings to fixed charges, earnings consist of income before income taxes, extraordinary loss and change in accounting plus interest expense and fixed charges except interest incurred. Fixed charges consist of interest incurred (whether expensed or capitalized), the portion of rent expense that is representative of the interest factor, and amortization of debt discount and issuance costs.

                 DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

   Toll Corp., First Huntingdon Finance Corp. and Toll Finance Corp. may issue debt securities from time to time in one or more series. Any series of debt securities offered by Toll Corp., First Huntingdon Finance Corp. or Toll Finance Corp. will be offered together with the guarantees of Toll Brothers, Inc., which unless otherwise provided in the applicable prospectus supplement will be full and unconditional.

   One or more series of the debt securities of Toll Corp., First Huntingdon Finance Corp. or Toll Finance Corp. may be issued under a single indenture. Alternatively, any series of debt securities may be issued under a separate indenture. The terms applicable to each series of debt securities will be stated in the indenture and may be modified by the resolution(s) authorizing that series of debt securities adopted by the board of directors, or an officer or committee of officers authorized by the board of directors, of both the issuer of the debt securities and Toll Brothers, Inc. under the applicable indenture. We refer in this prospectus to the resolution(s) authorizing a series of debt securities as an authorizing resolution. Each indenture under which any debt securities are issued, including the applicable authorizing resolution(s), is referred to in this prospectus as an "indenture," and collectively with any other indentures, as the "indentures." Each indenture will be entered into among Toll Corp., First Huntingdon Finance Corp. or Toll Finance Corp., as the obligor, Toll Brothers, Inc., as the issuer of the related guarantees, and Bank One Trust Company, NA, or another institution named in the applicable prospectus supplement, as trustee.

   The following is a description of certain general terms and provisions of the debt securities we may offer by this prospectus. The name of the issuer and the particular terms of any series of debt securities we offer, including the extent to which the general terms and provisions may apply to that series of debt securities, will be described in a prospectus supplement relating to those debt securities. Except as otherwise indicated in this prospectus or in the applicable prospectus supplement, the following description of indenture terms is applicable to, and each reference to "the indenture" is a reference to, each indenture that Toll Corp., First Huntingdon Finance Corp. or Toll Finance Corp. may enter into with respect to any series of debt securities we may offer by this prospectus, unless the context otherwise requires. All references to "Section" in the following description refer to the applicable Section of the indenture.

   The terms of any series of the debt securities include those stated in the applicable indenture. Holders of each series of the debt securities are referred to the indenture for that series, including the applicable authorizing resolution, for a statement of the terms. The respective forms of the indenture for the debt securities of Toll Corp., First Huntingdon Finance Corp. and Toll Finance Corp. are filed as exhibits to the registration statement. Each indenture may be amended or modified for any series of debt securities by an authorizing resolution which will be described in an applicable prospectus supplement, and the applicable authorizing resolution relating to any series of debt securities offered pursuant to this prospectus will be filed as an exhibit to a report incorporated by reference in this prospectus. The following summary of certain provisions of the debt securities and the indenture is not complete. You should read all of the provisions of the indenture, including the definitions contained in the indenture which are not otherwise defined in this prospectus, and the applicable prospectus supplement. Wherever we refer to particular provisions or defined terms of the indenture, these provisions or defined terms are incorporated in this prospectus by reference.

General

   The debt securities, when issued, will be obligations that constitute senior secured debt, senior unsecured debt, senior subordinated debt or subordinated debt of Toll Corp., First Huntingdon Finance Corp. or Toll Finance Corp., as the case may be. Toll Brothers, Inc. will guarantee the payment of the principal, premium, if any, and interest on the debt securities when due, whether at maturity, by declaration of acceleration, call for redemption or otherwise.This guarantee will be full and unconditional unless otherwise provided in the applicable prospectus supplement. See "Guarantee of Debt Securities." The total principal amount of debt securities which may be issued under the indenture will not be limited. Debt securities may be issued under the indenture from time to time in one or more series. Unless the applicable prospectus supplement relating to the original offering of a particular series of debt securities indicates otherwise, the issuer of that series of debt securities will have the ability to reopen the previous issue of that series of debt securities and issue additional debt securities of that series pursuant to an authorizing resolution, an officers' certificate or an indenture supplement. Because neither Toll Corp., First Huntingdon Finance Corp. nor Toll Finance Corp. has any independent operations or generates any operating revenues, the funds required to pay the principal, the premium, if any, and interest on the debt securities will come from Toll Brothers, Inc.
and its other subsidiaries. Except as otherwise stated in the applicable prospectus supplement, there is no legal or contractual restriction on the ability of Toll Brothers, Inc. or the other subsidiaries of Toll Brothers, Inc. to provide these funds.

   If the debt securities of any series issued by Toll Corp., First Huntingdon Finance Corp. or Toll Finance Corp. will be subordinated to any other indebtedness of that issuer, the indebtedness of that issuer to which that series will be subordinated will be referred to in the applicable authorizing resolution and prospectus supplement as senior indebtedness of Toll Corp., First Huntingdon Finance Corp. or Toll Finance Corp., as the case may be. The applicable authorizing resolution and prospectus supplement will define that senior indebtedness and describe the terms of the subordination. Unless otherwise stated in the applicable prospectus supplement, the payment of principal, premium, if any, and interest on any series of debt securities issued by Toll Corp., First Huntingdon Finance Corp. or Toll Finance Corp. which is subordinated by its terms to other indebtedness of that issuer will be subordinated in right of payment, in the manner and to the extent described in the indenture under which that series is issued, to the prior payment in full of all senior indebtedness of the issuer, as defined in the applicable authorizing resolution and prospectus supplement, whether the senior indebtedness is outstanding on the date of the indenture or is created, incurred, assumed or guaranteed after the date of the indenture.

   The prospectus supplement relating to any series of debt securities that are offered by this prospectus will name the issuer and describe the specific terms of that series of debt securities. The applicable prospectus supplement will describe, among other things, the following terms, to the extent they are applicable to that series of debt securities:

   o their title and, if other than denominations of $1,000 and any integral multiple thereof, the denominations in which they will be issuable;

   o their price or prices (expressed as a percentage of the respective aggregate principal amount of the debt securities) at which they will be issued;

   o their total principal amount and, if applicable, the terms on which the principal amount of the series may be increased by a subsequent offering of additional debt securities of the same series;

   o the interest rate (which may be fixed or variable and which may be zero in the case of certain debt securities issued at an issue price representing a discount from the principal amount payable at maturity), the date or dates from which interest, if any, will accrue and the circumstances, if any, in which the issuer may defer interest payments;

   o any special provisions for the payment of any additional amounts with respect to the debt securities;

   o any provisions relating to the seniority or subordination of all or any portion of the indebtedness evidenced by the securities to other indebtedness of the issuer;

   o the date or dates on which principal and premium, if any, are payable or the method of determining those dates;

   o the dates and times at which interest, if any, will be payable, the record date for any interest payment and the person to whom interest will be payable if other than the person in whose name the debt security is registered at the close of business on the record date for the interest payment;

   o the place or places where principal, premium, if any, and interest, if any, will be payable;

   o the terms applicable to any "original issue discount" (as defined in the Internal Revenue Code of 1986, as amended, and the related regulations), including the rate or rates at which the original issue discount will accrue, and any special federal income tax and other considerations;

   o the right or obligation, if any, of the issuer to redeem or purchase debt securities under any sinking fund or analogous provisions or at the option of a holder of debt securities, or otherwise, the conditions, if any, giving rise to the right or obligation and the period or periods within which, and the price or prices at which and the terms and conditions upon which, debt securities will be redeemed or purchased, in whole or in part, and any provisions for the marketing of the debt securities;

   o if the amount of payments of principal, premium, if any, and interest, if any, is to be determined by reference to an index, formula or other method, the manner in which these amounts are to be determined and the calculation agent, if any, with respect to the payments;

   o if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities which will be payable upon declaration or acceleration of the stated maturity of the debt securities pursuant to an "Event of Default," as defined in the applicable indenture;

   o whether the debt securities will be issued in registered or bearer form and the terms of these forms;

   o whether the debt securities will be issued in certificated or book-entry form and, if applicable, the identity of the depositary;

   o any provision for electronic issuance or issuances in uncertificated form;

   o any listing of the debt securities on a securities exchange;

   o any events of default or covenants in addition to or in place of those described in this prospectus;

   o the terms, if any, on which the debt securities will be convertible into or exchangeable for other debt or equity securities, including without limitation the conversion price, the conversion period and any other provisions in addition to or in place of those included in this prospectus;

   o the collateral, if any, securing payments with respect to the debt securities and any provisions relating to the collateral;

   o whether and upon what terms the debt securities may be defeased; and

   o any other material terms of that series of debt securities. (Section 2.03)

Guarantee of Debt Securities

   Toll Brothers, Inc. will guarantee, fully and unconditionally unless otherwise provided in the applicable prospectus supplement, the payment of the principal, premium, if any, and interest on the debt securities as they become due, whether at maturity, by declaration of acceleration, call for redemption or otherwise. (Section 7.01).

   Unless otherwise provided in the applicable prospectus supplement or authorizing resolution, the payment of principal, premium, if any, and interest on the debt securities under the guarantees will be junior in right of payment to the prior payment in full of all senior indebtedness of Toll Brothers, Inc., in the manner and to the extent described in the indenture, whether the senior indebtedness is outstanding on the date of the indenture or is created, incurred, assumed or guaranteed after the date of the indenture. The senior indebtedness of Toll Brothers, Inc. is referred to in the indenture as "Senior Indebtedness of the Guarantor" and may be further defined in the applicable prospectus supplement and authorizing resolution. (Section 7.02).

   Unless otherwise provided in the applicable prospectus supplement, upon (1) the maturity of any senior indebtedness of Toll Brothers, Inc. by lapse of time, acceleration, unless waived, or otherwise or (2) any distribution of the assets of Toll Brothers, Inc. upon any dissolution, winding up, liquidation or reorganization of Toll Brothers, Inc., the holders of senior indebtedness of Toll Brothers, Inc. will be entitled to receive payment in full before the holders of any then outstanding debt securities of a series offered by this prospectus will be entitled to receive any payment on those debt securities pursuant to the guarantees. Except as otherwise provided in the applicable prospectus supplement, if in any of the situations referred to in (1) or (2) above, a payment is made to the trustee or to holders of the debt securities of a series offered by this prospectus before all senior indebtedness of Toll Brothers, Inc. has been paid in full or provision has been made for payment of all of the senior indebtedness of Toll Brothers, Inc., the payment to the trustee or holders must be paid over to the holders of the senior indebtedness of Toll Brothers, Inc. (Sections 7.03, 7.04).

   The assets of Toll Brothers, Inc. consist principally of the stock of its subsidiaries. Therefore, the rights of Toll Brothers, Inc. and the rights of its creditors, including the holders of debt securities fully and unconditionally guaranteed by Toll Brothers, Inc., to participate in the assets of any subsidiary other than the issuer of those debt securities upon liquidation, recapitalization or otherwise will be subject to the prior claims of that subsidiary's creditors except to the extent that claims of Toll Brothers, Inc. itself as a creditor of the subsidiary may be recognized. This includes the prior claims of the banks that have provided and are providing to First Huntingdon Finance Corp. a revolving credit facility and a term loan under agreements pursuant to which Toll Brothers, Inc. and its other subsidiaries, including Toll Corp. and Toll Finance Corp., have guaranteed or will guarantee the obligations owing to the banks under the revolving credit facility and the term loan.

Conversion of Debt Securities

   Unless otherwise indicated in the applicable prospectus supplement, the debt securities will not be convertible into common stock of Toll Brothers, Inc. or into any other securities. The particular terms and

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
conditions of the conversion rights of any series of convertible debt securities other than those described below will be described in the applicable prospectus supplement.

   Unless otherwise indicated in the applicable prospectus supplement, and subject, if applicable, to prior redemption at the option of the issuer of the debt securities, the holders of any series of convertible debt securities will be entitled to convert the principal amount or a portion of the principal amount which is an integral multiple of $1,000 at any time before the date specified in the applicable prospectus supplement for the series of debt securities into shares of common stock of Toll Brothers, Inc. at the conversion price stated in the applicable prospectus supplement, subject to adjustment as described below. (Section 10.02).

   In the case of any debt security or portion of debt security called for redemption, conversion rights will expire at the close of business on the second business day preceding the redemption date. (Section 10.02).

   Toll Brothers, Inc. will not be required to issue fractional shares of common stock upon conversion of the debt securities of a convertible series. Instead, Toll Brothers, Inc. will pay a cash adjustment for any fractional interest in a share of its common stock. (Section 10.04).

   Convertible debt securities surrendered for conversion during the period from the close of business on a "Record Date," as defined in the applicable indenture, or the next preceding "Business Day," as defined in the applicable indenture, if the Record Date is not a Business Day, preceding any "Interest Payment Date," as defined in the applicable indenture, to the opening of business on that Interest Payment Date, other than convertible debt securities or portions of convertible debt securities called for redemption during the period, will be accompanied by payment in next-day funds or other funds acceptable to Toll Brothers, Inc. of an amount equal to the interest payable on the Interest Payment Date on the principal amount of the convertible debt securities then being converted. Except as described in the preceding sentence, no payment or adjustment will be made on convertible debt securities on account of interest accrued on the debt securities surrendered for conversion or for dividends on the common stock delivered on conversion. If an issuer of convertible debt securities defaults on the payment of interest for which payment is made upon the surrender of those convertible debt securities for conversion, the amount so paid will be returned to the party who made the payment. (Section 10.03).

   The conversion price of the debt securities of a convertible series will be subject to adjustment in certain events, including:

   o the issuance of common stock of Toll Brothers, Inc. as a dividend or distribution on common stock of Toll Brothers, Inc.;

   o the subdivision, combination or reclassification of the outstanding common stock of Toll Brothers, Inc.;

   o the issuance of rights or warrants, expiring within 45 days after the record date for issuance, to the holders of common stock of Toll Brothers, Inc. generally entitling them to acquire shares of common stock of Toll Brothers, Inc. at less than the common stock's then "Current Market Price" as defined in the indenture;

   o the distribution to holders of common stock of Toll Brothers, Inc. generally of evidences of indebtedness or assets of Toll Brothers, Inc., excluding cash dividends paid from retained earnings and dividends or distributions payable in stock for which adjustment is otherwise made; or

   o the distribution to the holders of common stock of Toll Brothers, Inc. generally of rights or warrants to subscribe for securities of Toll Brothers, Inc. other than those for which adjustment is otherwise made. (Section 10.05)

   There will be no upward adjustment in the conversion price except in the event of a reverse stock split. Toll Brothers, Inc. is not required to make any adjustment in the conversion price of less than 1%, but the adjustment will be carried forward and taken into account in the computation of any subsequent adjustment. (Section 10.05).

   A conversion price adjustment or the failure to make a conversion price adjustment may, under various circumstances, be deemed to be a distribution that could be taxable as a dividend under the Internal Revenue Code to holders of debt securities or to holders of common stock.

   There will be no adjustments to the conversion price of the debt securities of any convertible series as discussed above in the following situations:

   o any consolidation or merger to which Toll Brothers, Inc. is a party other than a merger or consolidation in which Toll Brothers, Inc. is the continuing corporation;

   o any sale or conveyance to another corporation of the property of Toll Brothers, Inc. as an entirety or substantially as an entirety; or

   o any statutory exchange of securities with another corporation, including any exchange effected in connection with a merger of a third corporation into Toll Brothers, Inc.

However, the holder of each convertible debt security outstanding at that time will have the right to convert the debt security into the kind and amount of securities, cash or other property which the holder would have owned or have been entitled to receive immediately after the transaction if the debt security was converted immediately before the effective date of the transaction. (Section 10.10).

Form, Exchange, Registration, Conversion, Transfer and Payment

   Unless otherwise indicated in the applicable prospectus supplement:

   o each series of debt securities will be issued in registered form only, without coupons;

   o payment of principal, premium, if any, and interest, if any, on each series of the debt securities will be payable at the office or agency of the issuer of that series maintained for this purpose (Section 2.05); and

   o the exchange, conversion and transfer of each series of debt securities may be registered at the office or agency of the issuer of that series maintained for this purpose and at any other office or agency maintained for this purpose. (Section 2.05).

   Subject to various exceptions described in the indenture, the issuer of each series of debt securities will be entitled to charge a reasonable fee for the registration of transfer or exchange of the debt securities of that series, including an amount sufficient to cover any tax or other governmental charge imposed or expenses incurred in connection with the transfer or exchange. (Section 2.08).

   All payments made by the issuer of a series of debt securities to the trustee and paying agent for the payment of principal, premium, if any, and interest on the debt securities of that series which remain unclaimed for two years after the principal, premium, if any, or interest has become due and payable may be repaid to the issuer. Afterwards, the holder of the debt security may look only to the issuer or, if applicable, Toll Brothers, Inc., for payment. (Section 11.03).

Registered Global Securities

   The registered debt securities of a series may be issued in whole or in part in the form of one or more registered global debt securities. A registered global security is a security, typically held by a depositary, that represents the beneficial interests of a number of purchasers of the security. Any registered global debt securities will be deposited with and registered in the name of a depositary or its nominee identified in the applicable prospectus supplement. In this case, one or more registered global securities will be issued, each in a denomination equal to the portion of the total principal amount of outstanding registered debt securities of the series to be represented by the registered global security. (Section 2.14).

   Unless and until a registered global security is exchanged in whole or in part for debt securities in definitive registered form, it may not be transferred except as a whole:

   o by the depositary for the registered global security to a nominee for the depository;

   o by a nominee of the depositary to the depositary or to another nominee of the depositary; or

   o by the depositary or its nominee to a successor depositary or a nominee of a successor depositary.
     (Section 2.14).

   The prospectus supplement relating to a particular series of debt securities will describe the specific terms of the depositary arrangement involving any portion of a series of debt securities to be represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

   o ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security (each a "participant" and, collectively, the "participants") or persons holding interests through the participants;

   o after the issuer of a series of debt securities issues the registered global security for the series, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the debt securities of that series represented by the registered global security beneficially owned by the participants;

   o the underwriters, agents or dealers participating in the distribution of the debt securities will designate the accounts to be credited;

   o only a participant or a person that may hold an interest through a participant may be the beneficial owner of a registered global security; and

   o ownership of beneficial interests in the registered global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary for the registered global security for interests of the participants, and on the records of the participants for interests of persons holding through the participants.

   The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

   So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

   o will not be entitled to have the debt securities represented by a registered global security registered in their names;

   o will not receive or be entitled to receive physical delivery of the debt securities in definitive form; and

   o will not be considered the owners or holders of the debt securities under the indenture.

   Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of the participant through which the person owns its interests, to exercise any rights of a holder under the indenture applicable to the registered global security.

   We understand that under existing industry practices, if we request any action of holders, or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

   Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the issuer of a series of debt securities, Toll Brothers, Inc., the trustee under the indenture nor any agent of any of them will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security for the series or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

   We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payment of principal, premium, if any, or interest in respect of the registered global security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the registered global security as shown on the depositary's records. We also expect that payments by participants to owners of beneficial interests in a registered global security held through the participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of the participants.

   If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, Toll Brothers, Inc. will appoint an eligible successor depositary. If Toll Brothers, Inc. fails to appoint an eligible successor depositary within 90 days, the debt securities will be issued in definitive form in exchange for the registered global security. In addition, Toll Brothers, Inc. may at any time and in its sole discretion determine not to have any debt securities of a series represented by one or more registered global securities. In that event, debt securities of that series will be issued in definitive form in exchange for each registered global security representing the debt securities. Any debt securities issued in definitive form in exchange for a registered global security will be registered in such name or names as the depositary instructs the trustee. We expect that the instructions will be based upon directions received by the depositary from the participants with respect to ownership of beneficial interests in the registered global security.

Events of Default, Notice and Waiver

   Unless otherwise indicated in the applicable prospectus supplement, each of the following events will be an "Event of Default" with respect to each series of debt securities issued under the indenture:

   o Toll Brothers, Inc. or the issuer of that series of debt securities fails to pay interest due on any debt securities of that series for 30 days;

   o Toll Brothers, Inc. or the issuer of that series of debt securities fails to pay the principal of any debt securities of that series when due;

   o Toll Brothers, Inc. or the issuer of that series of debt securities fails to perform any other agreements contained in the debt securities of that series or in the guarantee relating to that series of debt securities or contained in the indenture for that series of debt securities and applicable to that series for a period of 60 days after the issuer's receipt of notice of the default from the trustee under the indenture or from the holders of at least 25% in principal of the debt securities of that series;

   o default in the payment of indebtedness of the issuer of that series of debt securities, Toll Brothers, Inc. or any "Subsidiary" (as defined in the indenture) of Toll Brothers, Inc., including Toll Corp., First Huntingdon Finance Corp. or Toll Finance Corp., under the terms of the instrument evidencing or securing that indebtedness which permits the holder of that indebtedness to:

    o accelerate the payment of an aggregate of more than $10,000,000 in principal amount of the indebtedness, after the lapse of applicable grace periods; or

    o in the case of defaults other than payment defaults, accelerate the indebtedness and the acceleration is not rescinded or annulled within 10 days after the acceleration,

    provided that, subject to certain limitations described in the indenture, the term "indebtedness" does not include for this purpose an acceleration of or default on certain "Non-Recourse Indebtedness," as that term is defined in the indenture and described below;

   o a final judgment for the payment of money in an amount in excess of $10,000,000 is entered against the issuer of that series of debt securities, Toll Brothers, Inc. or any Subsidiary (as defined in the indenture) of Toll Brothers, Inc., including Toll Corp., First Huntingdon Finance Corp. or Toll Finance Corp., which remains undischarged for a period of 60 days after the date on which the right to appeal has expired, during which period execution is not effectively stayed, provided that the term "final judgment" will not include a "Non-Recourse Judgment," as that term is defined in the indenture and described below, unless the book value of all property, net of any previous write downs or reserves in respect of the property, subject to the Non-Recourse Judgment exceeds the amount of the Non-Recourse Judgment by more than $10,000,000;

   o an "Event of Default," as that term is defined in the indenture relating to Toll Corp.'s 8 3/4% Senior Subordinated Notes due 2006, 7 3/4% Senior Subordinated Notes due 2007, 8 1/8% Senior Subordinated Notes due 2009, 8% Senior Subordinated Notes due 2009, or 8 1/4% Senior Subordinated Notes due 2011 (each of these series of notes being referred to below as an "Outstanding Series"), occurs, provided that on the date of the occurrence, the outstanding principal amount of at least one Outstanding Series to which the occurrence relates exceeds $5,000,000;

   o any one of various events of bankruptcy, insolvency or reorganization specified in the indenture occurs with respect to Toll Brothers, Inc. or the issuer of that series of debt securities; or

   o the guarantee of Toll Brothers, Inc. relating to that series of debt securities ceases to be in full force and effect for any reason other than in accordance with its terms. (Section 8.01).

   "Non-Recourse Indebtedness," as defined in the indenture, means indebtedness or other obligations secured by a lien on property to the extent that the liability for the indebtedness or other obligations is limited to the security of the property without liability on the part of Toll Brothers, Inc. or any subsidiary (other than the subsidiary which holds title to the property) for any deficiency. (Section 1.01).

   "Non-Recourse Judgment," as defined in the indenture, means a judgment in respect of indebtedness or other obligations secured by a lien on property to the extent that the liability for (1) the indebtedness or other obligations and (2) the judgment is limited to the property without liability on the part of Toll Brothers, Inc. or any subsidiary (other than the subsidiary which holds title to the property) for any deficiency. (Section 1.01).

   The trustee is required to give notice to the holders of any series of debt securities within 90 days of a default with respect to that series of debt securities under the indenture. However, the trustee may withhold notice to the holders of any series of debt securities, except in the case of a default in the payment of principal, premium, if any, or interest, if any, with respect to that series, if the trustee considers the withholding to be in the interest of the holders. (Section 9.05).

   If an Event of Default occurs and is continuing for a series of debt securities, other than an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization with respect to Toll Brothers, Inc. or the issuer of that series of debt securities, either the trustee or the holders of at least 25% in principal amount of all of the outstanding debt securities of that series may, by giving an acceleration notice to the issuer of that series of debt securities, declare the unpaid principal of and accrued and unpaid interest on all of the debt securities of that series to be due and payable if, with respect to debt securities of that series (1) (a) no designated senior debt of Toll Brothers, Inc. or the issuer of that series of debt securities is outstanding, or (b) if the debt securities of that series are not subordinated to other indebtedness of the issuer of that series of debt securities, immediately; or (2) if designated senior debt of Toll Brothers, Inc. or the issuer of that series of debt securities is outstanding and the debt securities of that series are junior to other indebtedness of the issuer of that series of debt securities, upon the earlier of (A) ten days after the acceleration notice is received by the issuer of that series of debt securities or (B) the acceleration of any senior indebtedness of Toll Brothers, Inc. or the issuer of that series of debt securities. The designated senior debt of Toll Brothers, Inc. is referred to in the indenture as "Designated Senior Debt of the Guarantor" and the designated senior debt of Toll Corp., First Huntingdon Finance Corp. or Toll Finance Corp., as the case may be, is referred to in the indenture for that issuer's debt securities as "Designated Senior Debt of the Company," and each, as defined in the indenture, may be further defined in the applicable prospectus supplement. (Section 8.02).

   If an Event of Default occurs with respect to a series of debt securities as a result of certain events of bankruptcy, insolvency or reorganization with respect to Toll Brothers, Inc. or the issuer of that series of debt securities, then the unpaid principal amount of all of the debt securities of that series outstanding and any accrued and unpaid interest will automatically become due and payable immediately without any declaration or other act by the trustee or any holder of debt securities of that series. (Section 8.02).

   At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind the acceleration, provided that, among other things, all Events of Default with respect to the particular series, other than payment defaults caused by the acceleration, have been cured or waived as provided in the indenture. (Section 8.02).

   The holders of a majority in outstanding principal amount of the debt securities of a particular series may generally waive an existing default with respect to that series and its consequences in accordance with terms and conditions provided in the indenture. However, these holders may not waive a default in the payment of the principal, any premium or any interest on the debt securities. (Section 8.04).

   Toll Brothers, Inc. and any issuer of debt securities offered by this prospectus will be required to file annually with the trustee under the indenture a certificate, signed by an officer of Toll Brothers, Inc. and the issuer, stating whether or not the officer knows of any default under the terms of the indenture and providing a description of any default of which the officer has knowledge. (Section 4.03).

Redemption

   The prospectus supplement relating to a series of redeemable debt securities will describe the rights or obligations of the issuer to redeem those debt securities and the procedure for redemption. (Section 3).

Additional Provisions

   Subject to the duty of the trustee to act with the required standard of care during a default, the indenture provides that the trustee will be under no obligation to perform any duty or to exercise any of its rights or powers under the indenture, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. (Section 9.01). Subject to these provisions for the indemnification of the trustee and various other conditions, the holders of a majority in total principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series. (Section 8.05).

   A holder of debt securities of a series will not have the right to pursue any remedy with respect to the indenture or the debt securities of that series, unless:

   o the holder gives to the trustee written notice of a continuing Event of Default;

   o the holders of not less than 25% in total principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

   o the holder offers the trustee indemnity satisfactory to it against any loss, liability or expense;

   o the trustee fails to comply with the holder's request within 60 days after receipt of the written request and offer of indemnity; and

   o the trustee, during the same 60-day period, has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the aforementioned written request of holders. (Section 8.06).

However, the holder of any debt security will have an absolute right to receive payment of the principal of and interest on that debt security on or after the respective due dates expressed in that debt security and to bring suit for the enforcement of any payment. (Section 8.07).

Covenants

   The prospectus supplement relating to the debt securities of any series will describe any special covenants applicable to the issuer of the series or Toll Brothers, Inc. with respect to that series. (Section 4).

Merger or Consolidation

   Neither Toll Brothers, Inc. nor the issuer of a series of debt securities offered by this prospectus may consolidate with or merge into, or transfer all or substantially all of its assets to, any other person without the written consent of the holders of a majority in outstanding principal amount of the debt securities of that series, unless:

   o the other person is a corporation organized and existing under the laws of the United States or a state thereof or the District of Columbia and expressly assumes by supplemental indenture all the obligations of Toll Brothers, Inc. or the issuer, as the case may be, under the indenture and either the guarantees or the debt securities, as the case may be; and

   o immediately after giving effect to the transaction no "Default" or "Event of Default," as these terms are defined in the indenture, has occurred and is continuing.

Afterwards, all of the obligations of the predecessor corporation will terminate. (Section 5.01).

Modification of an Indenture

   The respective obligations of Toll Brothers, Inc. and the issuer of debt securities of any series offered by this prospectus and the rights of the holders of those debt securities under the indenture generally may be modified with the written consent of the holders of a majority in outstanding principal amount of the debt securities of all series under the indenture affected by the modification. However, without the consent of each affected holder of debt securities, no amendment, supplement or waiver may:

   o reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

   o reduce the rate or extend the time for payment of interest on the debt securities;

   o reduce the principal amount of, or premium on, the debt securities;

   o extend the maturity of any debt securities;

   o change the redemption provisions;

   o waive a default in the payment of the principal, premium, if any, or interest on any series of debt securities;

   o modify the subordination or guarantee provisions in a manner adverse to holders of any series of debt securities;

   o make the medium of payment other than that stated in the debt securities;

   o make a change that adversely affects the right to convert or the conversion price for any series of convertible debt securities;

   o make any change in the right of any holder of debt securities to receive payment of principal of, premium, if any, and interest on those debt securities, or to bring suit for the enforcement of any of these payments; and

   o change the provisions regarding modifications to the indenture or waiver of Defaults or Events of Default that will be effective against any holders of any series of debt securities. (Section 12.02).

Governing Law

   The indenture, the debt securities and the guarantees will be governed by the laws of the State of New York. (Section 13.09).

Satisfaction and Discharge of Indenture

   Unless otherwise provided in the applicable authorizing resolution and prospectus supplement, the indenture will be discharged:

   o upon payment of all the series of debt securities issued under the indenture; or

   o upon deposit with the trustee, within one year of the date of maturity or redemption of all of the series of debt securities issued under the indenture, of funds sufficient for (a) the payment of principal of and interest on the securities to maturity or (b) redemption of the securities. (Section 11.01).

Reports to Holders of Debt Securities

   Toll Brothers, Inc. and each issuer of the debt securities offered by this prospectus will file with the trustee copies of their annual reports and other information, documents and reports that they file with the SEC. So long as the obligation of Toll Brothers, Inc. to file these reports or information with the SEC is suspended or terminated, Toll Brothers, Inc. will provide the trustee with audited annual financial statements prepared in accordance with generally accepted accounting principles and unaudited condensed quarterly financial statements. These financial statements will be accompanied by management's discussion and analysis of the results of operations and financial condition of Toll Brothers, Inc. for the period reported upon in substantially the form required under the rules and regulations of the SEC then in effect. (Section 4.02).

                          DESCRIPTION OF CAPITAL STOCK


   The authorized capital stock of Toll Brothers, Inc. consists of 100,000,000 shares of common stock, $.01 par value per share, and 1,000,000 shares of preferred stock, $.01 par value per share; however, subject to the limitations and procedures described below, the stockholders of Toll Brothers, Inc. have authorized increases in the respective numbers of shares of common stock and preferred stock. In March 2001, the stockholders of Toll Brothers, Inc. authorized the filing by the Board of Directors, in its discretion, of one or more amendments to the Certificate of Incorporation from time to time on or before March 31, 2006 (1) to increase the authorized common stock by up to 155,000,000 additional shares in any combination of one or more 5,000,000-share increments and/or (2) to increase the authorized preferred stock by a single increment of 14,000,000 additional shares. On March 7, 2002, the Board of Directors filed an amendment to the Certificate of Incorporation, in accordance with this stockholder authorization, which amendment increased the authorized shares of common stock from 45,000,000 shares to 100,000,000 shares. If additional amendments increasing the authorized capital stock of Toll Brothers, Inc. to the maximum limits authorized by the stockholders are filed by March 31, 2006, the authorized common stock of Toll Brothers, Inc. will be increased to 200,000,000 shares and the authorized preferred stock of Toll Brothers, Inc. will be increased to 15,000,000 shares. The procedure was approved by stockholders to permit Toll Brothers, Inc. to reduce the amount of annual Delaware corporate franchise tax that it is required to pay, while giving the Board of Directors the flexibility to increase quickly the authorized shares of common or preferred stock without the necessity of further action by the stockholders.

Common Stock

   Subject to the rights and preferences of any holders of the preferred stock of Toll Brothers, Inc., none of which is currently outstanding, the holders of the common stock of Toll Brothers, Inc. are entitled to one vote per share on all matters which require a vote of the common stockholders. In addition, the holders of the common stock of Toll Brothers, Inc. are entitled to receive dividends as legally may be declared by the board of directors and to receive pro rata the net assets of Toll Brothers, Inc. upon liquidation. There are no cumulative voting, preemptive, conversion or redemption rights applicable to the common stock of Toll Brothers, Inc. Persons casting a majority of the votes in the election of directors will be entitled to elect all of the directors.

   On June 12, 1997, the board of directors of Toll Brothers, Inc. adopted a Stockholder Rights Plan. This Stockholder Rights Plan originally provided for one right to attach to each share of the common stock of Toll Brothers, Inc. In March 2002, Toll Brothers, Inc. declared a 2-for-1 split of its common stock to be effected in the form of a stock dividend. In connection with the common stock split and in accordance with the terms of the Stockholder Rights Plan, the right associated with each share of common stock was adjusted so that one-half of a right will now attach to each share of common stock. Upon the occurrence of certain events, each right entitles the registered holder to purchase from Toll Brothers, Inc. a unit consisting of one one-thousandth of a share of Series A Junior Participating Preferred Stock of Toll Brothers, Inc. at a purchase price of $100 per unit. Initially the rights attach to all common stock certificates and no separate rights certificates will be distributed. The rights will separate from the common stock and a distribution date will occur upon the earlier of:

   o 10 days following a public announcement that a person or group of affiliated persons has acquired beneficial ownership of 15% or more of the outstanding shares of common stock of Toll Brothers, Inc.; or

   o 10 business days following the commencement of a tender offer that would result in a person or group beneficially owning 15% or more of the outstanding shares of common stock of Toll Brothers, Inc.

   The rights are not exercisable until the distribution date and will expire at the close of business on July 11, 2007. In the event any non-exempt person or group acquires 15% or more of the then outstanding shares of common stock, unless the acquisition is made pursuant to a tender offer for all outstanding shares at a price determined by a majority of the directors of Toll Brothers, Inc. who are not officers of Toll Brothers, Inc. to be fair and otherwise in the best interest of Toll Brothers, Inc. and its stockholders, each holder of a

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
right will have the right to receive, upon exercise, common stock having a value equal to two times the exercise price of the right; except that the rights held by a non-exempt person or group become null and void upon that person or group acquiring 15% or more of the then outstanding shares of common stock. At any time until 10 days following the stock acquisition date, Toll Brothers, Inc. may redeem the rights at a price of $.001 per right. The Rights Agreement establishing the Stockholder Rights Plan was filed with the SEC on June 19, 1997 as an exhibit to a registration statement on Form 8-A. An amendment to the Rights Agreement was filed with the SEC on August 21, 1998 as an exhibit to an amended registration statement on Form 8-A/A. This summary of the rights is not complete. For additional information, holders of the common stock of Toll Brothers, Inc. should read the Rights Agreement and the amendment to that agreement, which are incorporated by reference in this prospectus.

   The common stock of Toll Brothers, Inc. is traded on the New York Stock Exchange and the Pacific Exchange under the symbol "TOL."

Preferred Stock

   General. Toll Brothers, Inc. may issue, from time to time, shares of one or more series of preferred stock.

   We have summarized below the general terms and provisions that will apply to any preferred stock that may be offered, except as otherwise described by the applicable prospectus supplement. When Toll Brothers, Inc. offers to sell a particular series of preferred stock, a prospectus supplement will describe the specific terms of that series of preferred stock. If any of the general terms and provisions described in this prospectus apply to the particular series of preferred stock, the applicable prospectus supplement will so indicate and will describe any alternative provisions that are applicable. The preferred stock will be issued under a certificate of designations relating to each series of preferred stock, and is also subject to the Toll Brothers, Inc. Certificate of Incorporation, as amended.

   The following summary of various provisions of the preferred stock is not complete. You should read Toll Brothers, Inc.'s Certificate of Incorporation, as amended, and each certificate of designations relating to a specific series of preferred stock for additional information. Each certificate of designations relating to a specific series of preferred stock will be filed as an exhibit to, or will be incorporated by reference in, the registration statement at or prior to the time of issuance of the particular series of preferred stock.

   The board of directors of Toll Brothers, Inc. is authorized to issue shares of preferred stock, in one or more series, and to fix for each series voting powers and the preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions, that are permitted by the Delaware General Corporation Law.

   The board of directors of Toll Brothers, Inc. is authorized to determine the following terms for each series of preferred stock, which will be described in the applicable prospectus supplement:

   o the number of shares and their designation and title;

   o the dividend rate or the method of calculating the dividend rate, if applicable;

   o the priority as to payment of dividends;

   o the dividend periods or the method of calculating the dividend periods, if applicable;

   o the voting rights, if any;

   o the liquidation preference and the priority as to payment of the liquidation preference upon any liquidation or winding-up of Toll Brothers, Inc.;

   o whether and on what terms the shares will be subject to redemption or repurchase at the option of Toll Brothers, Inc.;

   o whether and on what terms the shares will be convertible into or exchangeable for other debt or equity securities;

   o whether the shares will be listed on a securities exchange; and

   o the other rights and privileges and any qualifications, limitations or restrictions relating to the shares.

   Dividends. Holders of preferred stock will be entitled to receive cash dividends if declared by the board of directors of Toll Brothers, Inc. out of funds which Toll Brothers, Inc. may legally use for payment. The applicable prospectus supplement will identify the dividend rates and the dates on which Toll Brothers, Inc. will pay dividends.

   Unless otherwise described in the applicable prospectus supplement, each series of preferred stock will rank junior as to dividends to any series of preferred stock that may be issued in the future that is expressly senior as to dividends to the earlier series of the preferred stock. If at any time Toll Brothers, Inc. has failed to pay accrued dividends on any senior series of preferred stock at the time dividends are payable on a junior series of preferred stock, Toll Brothers, Inc. may not pay any dividend on the junior series of preferred stock or redeem or otherwise repurchase shares of the junior series of preferred stock until the accumulated but unpaid dividends on the senior series have been paid or set aside for payment in full by Toll Brothers, Inc.

   Unless otherwise described in the applicable prospectus supplement:

   o no dividends, other than in common stock or other capital stock ranking junior to the preferred stock of any series as to dividends and upon liquidation, may be declared or paid or set aside for payment; and

   o no distribution may be declared or made upon the common stock, or any other capital stock of Toll Brothers, Inc. ranking junior to or equally with the preferred stock of the particular series as to dividends.

   In addition, unless otherwise described in the applicable prospectus supplement, no common stock or any other capital stock of Toll Brothers, Inc. ranking junior to or equally with the preferred stock of the particular series as to dividends may be redeemed, purchased or otherwise acquired for any consideration and no monies may be paid to or made available for a sinking fund for the redemption of any shares of any such stock by Toll Brothers, Inc. except by conversion into or exchange for other capital stock of Toll Brothers, Inc. ranking junior to the preferred stock of the particular series as to dividends unless:

   o if the series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of the series have been or contemporaneously are declared and paid or declared and an amount sufficient for the payment of the dividends has been set apart for all past dividend periods and the then current dividend period; or

   o if the particular series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of the series have been or contemporaneously are declared and paid or declared and an amount sufficient for the payment of the dividends has been set apart for payment for the then current dividend period;

provided, however, that any monies deposited up until that time in any sinking fund with respect to any preferred stock of Toll Brothers, Inc. in compliance with the provisions of the sinking fund may subsequently be applied to the purchase or redemption of the preferred stock in accordance with the terms of the sinking fund, regardless of whether at the time of the application full cumulative dividends upon shares of the preferred stock outstanding on the last dividend payment date have been paid or declared and set apart for payment; and provided, further, that any of the junior or equally-ranked classes of preferred stock or common stock of Toll Brothers, Inc. may be converted into or exchanged for stock of Toll Brothers, Inc. ranking junior to the series of preferred stock then senior to the junior or equally-ranked classes of preferred stock as to dividends.

   The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period will be computed on the basis of a 360-day year of twelve 30-day months. Accrued but unpaid dividends will not bear interest.

   Convertibility. No series of preferred stock will be convertible or exchangeable for other securities or property unless otherwise stated in the applicable prospectus supplement.

   Redemption and Sinking Fund. Toll Brothers, Inc. will not have the right or obligation to redeem or pay into a sinking fund for the benefit of any series of preferred stock unless otherwise stated in the applicable prospectus supplement.

   Liquidation Rights. Unless otherwise stated in the applicable prospectus supplement, in the event of any liquidation, dissolution or winding-up of Toll Brothers, Inc., holders of each series of preferred stock will be entitled to receive the liquidation preference per share specified in the applicable prospectus supplement for that particular series of preferred stock plus any accrued and unpaid dividends. Toll Brothers, Inc. will pay these amounts to the holders of each series of the preferred stock and all amounts owing on any preferred stock ranking equally with that series of preferred stock as to distributions. These payments will be made out of the assets of Toll Brothers, Inc. available for distribution to stockholders before any distribution is made to holders of common stock or any other shares of preferred stock of Toll Brothers, Inc. ranking junior to the series of preferred stock as to rights upon liquidation, dissolution or winding-up.

   In the event that there are insufficient funds to pay in full the amounts payable to all equally-ranked classes of preferred stock, Toll Brothers, Inc. will allocate the remaining assets equally among all series of equally-ranked preferred stock in proportion to the full respective preferential amounts to which they are entitled. Unless otherwise specified in a prospectus supplement for a series of preferred stock, after Toll Brothers, Inc. pays the full amount of the liquidation distribution to which they are entitled, the holders of shares of a series of preferred stock will not be entitled to participate in any further distribution of the assets of Toll Brothers, Inc. The consideration or merger of Toll Brothers, Inc. with another corporation or sale of securities will not be considered a liquidation, dissolution or winding-up of Toll Brothers, Inc. for these purposes.

   Voting Rights. Holders of preferred stock will not have any voting rights except as described in the applicable prospectus supplement or as otherwise from time to time required by law.

   Miscellaneous. When the preferred stock is issued, it will be fully paid and nonassessable. Holders of preferred stock will have no preemptive rights. If Toll Brothers, Inc. redeems or otherwise reacquires any shares of preferred stock, it will restore the shares to the status of authorized and unissued shares of preferred stock. These shares will not be a part of any particular series of preferred stock and Toll Brothers, Inc. may reissue the shares. There are no restrictions on repurchase or redemption of the preferred stock on account of any arrearage on sinking fund installments, except as may be described in an applicable prospectus supplement. Payment of dividends on any series of preferred stock may be restricted by loan agreements, indentures or other agreements entered into by Toll Brothers, Inc. The accompanying prospectus supplement will describe any material contractual restrictions on dividend payments. The prospectus supplement will also describe any material United States federal income tax considerations applicable to the preferred stock.

   No Other Rights. The shares of a series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights except for those described above or in the applicable prospectus supplement, the Certificate of Incorporation, as amended, or the applicable certificate of designations, or as otherwise required by law.

   Transfer Agent and Registrar. The prospectus supplement for each series of preferred stock will identify the transfer agent and registrar.

                            DESCRIPTION OF WARRANTS


General

   Toll Brothers, Inc. may issue, together with other securities offered by this prospectus or separately, warrants for the purchase of the following:

   o debt securities of Toll Corp., First Huntingdon Finance Corp. or Toll Finance Corp. with the guarantees of Toll Brothers, Inc.;

   o common stock of Toll Brothers, Inc.; or

   o preferred stock of Toll Brothers, Inc.

   Each series of warrants will be issued under a separate warrant agreement to be entered into between Toll Brothers, Inc. and a bank or trust company, as warrant agent. The terms of each warrant agreement will be discussed in the applicable prospectus supplement relating to the particular series of warrants. Copies of the form of agreement for each warrant, including the forms of certificates representing the warrants, reflecting the provisions to be included in these agreements for a particular offering will be, in each case, filed with the SEC as an exhibit to a document incorporated by reference in the registration statement of which this prospectus is a part prior to the date of any prospectus supplement relating to an offering of the particular warrant.

   We have summarized below the general terms and provisions that will apply to any warrants that may be offered, except as otherwise described by the applicable prospectus supplement. When Toll Brothers, Inc. offers to sell warrants, a prospectus supplement will describe the specific terms of that series of warrants. If any of the general terms and provisions described in this prospectus do not apply to the particular series of warrants being offered the applicable prospectus supplement will so indicate and will describe any alternative provisions that are applicable. The following summary of various provisions of the warrants, the warrant agreements and the warrant certificates is not complete. You should read all of the provisions of the applicable warrant agreement and warrant certificate, including the definitions contained in those documents of various terms, for additional important information concerning any series of warrants offered by this prospectus.

Debt Warrants

   General. The prospectus supplement relating to any series of debt warrants that are offered by this prospectus will describe the specific terms of that series of debt warrants, any related debt warrant agreement and the debt warrant certificate(s) representing the debt warrants. The applicable prospectus supplement will describe, among other things, the following terms, to the extent they are applicable to that series of debt warrants:

   o the issuer of the debt securities which may be purchased upon exercise of the debt warrants, the designation, number, stated value and terms of those debt securities, the terms of the related guarantees and the procedures and conditions relating to the exercise of the debt warrants;

   o the designation and terms of any debt securities and related guarantees with which the debt warrants are issued and the number of the debt warrants issued with each debt security;

   o the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

   o the principal amount of debt securities which may be purchased upon exercise of each debt warrant and the price at which the principal amount of debt securities may be purchased upon exercise of the debt warrant;

   o the date on which the right to exercise the debt warrants will begin and the date on which the right will expire;

   o a discussion of the material United States federal income tax considerations relevant to the exercise of the debt warrants;

   o whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

   o call provisions, if any, of the debt warrants; and

   o any other material terms of the debt warrants.

   Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. In addition, debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. A holder of a debt warrant will not have any of the rights of a holder of the debt securities which may be purchased by the exercise of the debt warrant before the debt securities are purchased by the exercise of the debt warrant. Accordingly, before a debt warrant is exercised, the holder will not be entitled to receive any payments of principal, premium, if any, or interest, if any, on the debt securities which may be purchased by the exercise of that debt warrant.

   Exercise of Debt Warrants. Each debt warrant will entitle the holder to purchase for cash the principal amount of debt securities described in the applicable prospectus supplement at the exercise price described or explained in the prospectus supplement. Debt warrants may be exercised at any time from the time they become exercisable, as described in the applicable prospectus supplement, up to the time on the date stated in the applicable prospectus supplement. Afterwards, unexercised debt warrants will become void.

   Debt warrants may be exercised in the manner described in the applicable prospectus supplement. When Toll Brothers, Inc. receives payment and the properly completed and duly executed debt warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, it will, as soon as practicable, forward the debt securities purchased upon the exercise of the debt warrants. If less than all of the debt warrants represented by the debt warrant certificate are exercised, Toll Brothers, Inc. will issue a new debt warrant certificate for the amount of debt warrants that remain exercisable.

Common Stock Warrants

   General. The prospectus supplement relating to any series of common stock warrants that are offered by this prospectus will describe the specific terms of that series of common stock warrants, any related common stock warrant agreement and the common stock warrant certificate(s) representing the common stock warrants. The applicable prospectus supplement will describe, among other things, the following terms, to the extent they are applicable to that series of common stock warrants:

   o the procedures and conditions relating to the exercise of the common stock warrants;

   o the number of shares of common stock, if any, issued with the common stock warrants;

   o the date, if any, on and after which the common stock warrants and any related shares of common stock will be separately transferable;

   o the offering price, if any, of the common stock warrants;

   o the number of shares of common stock which may be purchased upon exercise of the common stock warrants and the price or prices at which the shares may be purchased upon exercise;

   o the date on which the right to exercise the common stock warrants will begin and the date on which the right will expire;

   o a discussion of the material United States federal income tax considerations applicable to the exercise of the common stock warrants;

   o call provisions, if any, of the common stock warrants; and

   o any other material terms of the common stock warrants.

   Common stock warrant certificates will be exchangeable for new common stock warrant certificates of different denominations. In addition, common stock warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. A holder of a common stock warrant will not have any of the rights of a holder of the common stock which may be purchased by the exercise of the common stock warrant before the common stock is purchased by the exercise of the common stock warrant. Accordingly, before a common stock warrant is exercised, the holder will not be entitled to receive any dividend payments or exercise any voting or other rights associated with the shares of common stock which may be purchased when the common stock warrant is exercised.

   Exercise of Common Stock Warrants. Each common stock warrant will entitle the holder to purchase for cash the number of shares of common stock of Toll Brothers, Inc. at the exercise price that is described or explained in the applicable prospectus supplement. Common stock warrants may be exercised at any time from the time they become exercisable, as described in the applicable prospectus supplement, up to the time on the date stated in the applicable prospectus supplement. Afterwards, unexercised common stock warrants will become void.

   Common stock warrants may be exercised in the manner described in the applicable prospectus supplement. When Toll Brothers, Inc. receives payment and the properly completed and duly executed common stock warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, it will, as soon as practicable, forward a certificate representing the number of shares of common stock purchased upon exercise of the common stock warrants. If less than all of the common stock warrants represented by the common stock warrant certificate are exercised, Toll Brothers, Inc. will issue a new common stock warrant certificate for the amount of common stock warrants that remain exercisable.

Preferred Stock Warrants

   General. The prospectus supplement relating to any series of preferred stock warrants that are offered by this prospectus will describe the specific terms of that series of preferred stock warrants, any related preferred stock warrant agreement and the preferred stock warrant certificate(s) representing the preferred stock warrants. The applicable prospectus supplement will describe, among other things, the following terms, to the extent they are applicable to that series of preferred stock warrants:

   o the designation and terms of the shares of preferred stock which may be purchased upon exercise of the preferred stock warrants and the procedures and conditions relating to the exercise of the preferred stock warrants;

   o the designation and terms of any related shares of preferred stock with which the preferred stock warrants are issued and the number of shares of the preferred stock, if any, issued with preferred stock warrants;

   o the date, if any, on and after which the preferred stock warrants and any related shares of preferred stock will be separately transferable;

   o the offering price, if any, of the preferred stock warrants;

   o the number of shares of preferred stock which may be purchased upon exercise of the preferred stock warrants and the initial price or prices at which the shares may be purchased upon exercise;

   o the date on which the right to exercise the preferred stock warrants will begin and the date on which the right will expire;

   o a discussion of the material United States federal income tax considerations relevant to the exercise of the preferred stock warrants;

   o call provisions, if any, of the preferred stock warrants; and

   o any other material terms of the preferred stock warrants.

   Preferred stock warrant certificates will be exchangeable for new preferred stock warrant certificates of different denominations. In addition, preferred stock warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. A holder of a preferred stock warrant will not have any of the rights of a holder of the preferred stock which may be purchased by the exercise of the preferred stock warrant before the preferred stock is purchased by the exercise of the preferred stock warrant. Accordingly, before a preferred stock warrant is exercised, the holder will not be entitled to receive any dividend payments or exercise any voting or other rights associated with the preferred stock which may be purchased when the preferred stock warrant is exercised.

   Exercise of Preferred Stock Warrants. Each preferred stock warrant will entitle the holder to purchase for cash the number of shares of preferred stock of Toll Brothers, Inc. at the exercise price described or explained in the applicable prospectus supplement. Preferred stock warrants may be exercised at any time from the time they become exercisable, as described in the applicable prospectus supplement, up to the time on the date stated in the applicable prospectus supplement. Afterwards, unexercised preferred stock warrants will become void.

   Preferred stock warrants may be exercised in the manner described in the applicable prospectus supplement. When Toll Brothers, Inc. receives payment and the properly completed and duly executed preferred stock warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, it will, as soon as practicable, forward a certificate representing the number of shares of preferred stock purchased upon exercise of the preferred stock warrants. If less than all of the preferred stock warrants represented by the preferred stock warrant certificate are exercised, Toll Brothers, Inc. will issue a new preferred stock warrant certificate for the amount of preferred stock warrants that remain exercisable.

           CLASSIFIED BOARD OF DIRECTORS AND RESTRICTIONS ON REMOVAL

   Under the Certificate of Incorporation, as amended, of Toll Brothers, Inc., the board of directors is divided into three classes of directors serving staggered terms of three years each. Each class is to be as nearly equal in number as possible, with one class being elected each year. The Certificate of Incorporation, as amended, also provides that:

   o directors may be removed from office only for cause and only with the affirmative vote of 66 2/3% of the voting power of the voting stock;

   o any vacancy on the board of directors or any newly created directorship will be filled by the remaining directors then in office, though less than a quorum; and

   o advance notice of stockholder nominations for the elections of directors must be given in the manner provided by the By-Laws of Toll Brothers, Inc.

   The required 66 2/3% stockholder vote necessary to alter, amend or repeal these provisions of the Certificate of Incorporation, as amended, the related amendments to the By-Laws and all other provisions of the By-Laws, or to adopt any provisions relating to the classification of the board of directors and the other matters described above may make it more difficult to change the composition of the board of directors of Toll Brothers, Inc. and may discourage or make difficult any attempt by a person or group to obtain control of Toll Brothers, Inc.

                              PLAN OF DISTRIBUTION

   Toll Brothers, Inc., Toll Corp., First Huntingdon Finance Corp. and Toll Finance Corp., or any of them, may offer and sell their respective securities to which this prospectus relates in any one or more of the following ways:

   o directly to purchasers;

   o to or through underwriters;

   o to or through dealers; or


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
   o to or through agents.

   Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including the purchase price of the securities and the proceeds to the issuer(s) from the sale of the securities, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the securities may be listed.

   The securities may be distributed from time to time in one or more transactions:

   o at a fixed price or prices, which may be changed;

   o at market prices prevailing at the time of sale;

   o at prices related to prevailing market prices; or

   o at negotiated prices.

   Each time we sell securities, we will describe the method of distribution of the securities in the prospectus supplement relating to the transaction.

   If underwriters are used in the offer and sale of the securities being offered by this prospectus, the name of each managing underwriter, if any, and any other underwriters and the terms of the transaction, including any underwriting discounts and other items constituting compensation of the underwriters and dealers, if any, will be included in the prospectus supplement relating to the offering. The securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

   If a dealer is used in the sale of the securities being offered by this prospectus, the issuer(s) of the securities will sell those securities to the dealer, as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the terms of the transaction will be identified in the applicable prospectus supplement.

   If an agent is used in an offering of securities being offered by this prospectus, the agent will be named and the terms of the agency will be described in the applicable prospectus supplement relating to the offering. Unless otherwise indicated in the prospectus supplement, an agent will act on a best efforts basis for the period of its appointment.

   Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by the issuer(s) of those securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resales of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

   If indicated in the applicable prospectus supplement, the issuer(s) of the securities to which the prospectus supplement relates will authorize underwriters or their other agents to solicit offers by certain institutional investors to purchase securities from the issuer(s) pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. In all cases, these purchasers must be approved by the issuer(s) of the securities. The obligations of any purchaser under any of these contracts will not be subject to any conditions except that
(a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject and (b) if the securities are also being sold to underwriters, the issuer(s) must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

   In addition, the securities offered by this prospectus and an accompanying prospectus supplement may be offered and sold by the holders of the securities in one or more of the transactions described above, which transactions may be effected at any time and from time to time. Upon a sale of securities made in this manner, the respective holders of the securities and any participating broker, dealer or underwriter may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions, discounts or concessions upon the sale, or any profit on the resale of the securities, received in connection with the sale may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. The compensation, including commissions, discounts, concessions and other profits, received by any broker, dealer or underwriter in connection with the sale of any of the securities, may be less than or in excess of customary commissions.

   Some of the underwriters, dealers or agents used by Toll Brothers, Inc., Toll Corp., First Huntingdon Finance Corp. and Toll Finance Corp., or any of them, in any offering of securities under this prospectus may be customers of, including borrowers from, engage in transactions with, and perform services for, Toll Brothers, Inc., Toll Corp., First Huntingdon Finance Corp. and Toll Finance Corp., or any of them, and/or one or more of their respective affiliates in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled, under agreements which may be entered into with Toll Brothers, Inc., Toll Corp., First Huntingdon Finance Corp. or Toll Finance Corp., as the case may be, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933 and to be reimbursed by Toll Brothers, Inc. and/or Toll Corp., Toll Finance Corp. or First Huntingdon Finance Corp. for certain expenses.

   Until the distribution of the securities offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members, if any, to bid for and purchase the securities. As an exception to these rules, the representatives of the underwriters, if any, are permitted to engage in certain transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

   If underwriters create a short position in the securities in connection with the offering of the securities (i.e., if they sell more securities than are included on the cover page of the applicable prospectus supplement), the representatives of the underwriters may reduce that short position by purchasing securities in the open market. The representatives of the underwriters also may elect to reduce any short position by exercising all or part of the over-allotment option, if any, described in the applicable prospectus supplement.

   The representatives of the underwriters also may impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those securities as part of the offering of the securities.

   In general, purchases of a security for the purpose of stabilization or to reduce a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of these types of purchases. The imposition of a penalty bid might have an effect on the price of a security to the extent that it were to discourage resales of the security by purchasers in the offering.

   Neither Toll Brothers, Inc., Toll Corp., First Huntingdon Finance Corp. or Toll Finance Corp. nor any of the underwriters, if any, makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, neither Toll Brothers, Inc., Toll Corp., First Huntingdon Finance Corp. or Toll Finance Corp. nor any of the underwriters, if any, makes any representation that the representatives of the underwriters, if any, will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

   The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering. The securities offered by this prospectus may or may not be listed on a national securities exchange or a foreign securities exchange. We cannot give any assurances that there will be a market for any of the securities offered by this prospectus and any prospectus supplement.

   We estimate that the total expenses we will incur in offering the securities to which this prospectus relates, excluding underwriting discounts and commissions, if any, will be approximately $1,300,000.

                                 LEGAL MATTERS

   Certain legal matters relating to the validity of the securities offered by this prospectus will be passed upon by Wolf, Block, Schorr and Solis-Cohen LLP, Philadelphia, Pennsylvania.

                                    EXPERTS

   Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the fiscal year ended October 31, 2001, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

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                                3,000,000 Shares



                               Toll Brothers, Inc.







                                  Common Stock









                                [graphic omitted]










                             PROSPECTUS SUPPLEMENT
                                August 13, 2003








                                   Citigroup





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